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FOR IMMEDIATE RELEASE

NETWORK COMMERCE REPORTS Q4 AND YEAR-END 2000 RESULTS
AND PROVIDES GUIDANCE FOR 2001

Network Commerce reported $106 million in revenue in 2000
Company reported revenue of $27.1 million for Q4 2000

SEATTLE—January 29, 2001—Network Commerce Inc. (NASDAQ: NWKC), the global technology infrastructure and services company, today announced financial results for its fourth quarter and year ended December 31, 2000.

Total revenue for the fourth quarter 2000 was $27.1 million, compared to $13.4 million in the fourth quarter of 1999 and $33.4 million in third quarter 2000. Revenue for the year increased to $106.1 million, compared to $27.0 million in 1999.

Fourth quarter 2000 pro forma gross profit was $11.5 million or 43% of total revenue, compared to $5.6 million or 42% of total revenue in the fourth quarter of 1999 and $18.3 million or 55% of total revenue for the third quarter of 2000. Pro forma gross profit for the year was $52.1 million or 49% of total revenue, compared to $10.9 million or 40% of revenue in 1999. The main contributors for a decrease in gross profit from the third quarter 2000 to the fourth quarter 2000 were the revenue mix and collection issues. For the year 2001, Network Commerce expects the gross margin to be between 70% and 80% as a result of the expected growth of the company's technology infrastructure and services offerings and the discontinuation of lower margin businesses such as product sales, offline services and e-business services.

"We are very proud of the fact that we reached our original goal of exceeding $100 million in revenue for 2000. However, the fourth quarter 2000 proved to be a challenging one for Network Commerce," said Dwayne Walker, chairman and chief executive officer of Network Commerce. "Several factors contributed to our decreased revenue in the fourth quarter 2000 compared to the third quarter 2000, but the main contributor was the across-the-board slowdown in the Internet economy."

Total pro forma operating expenses in the fourth quarter 2000 were $37.3 million, compared to $27.9 million in the fourth quarter of 1999 and $34.3 million in the third quarter 2000. Pro forma operating expenses for the year were $133.7 million, compared to $67.5 million in 1999.

Pro forma loss from operations was $25.8 million in the fourth quarter 2000, compared to $22.3 million in the fourth quarter 1999 and $16 million in the third quarter 2000. For the year, pro forma loss from operations was $81.5 million, compared to $56.6 million in 1999. Pro forma net loss for the fourth quarter was $25.3 million or $0.40 per share, compared to $18.9 million or $0.51 per share in the fourth quarter of 1999 and $13.7 million or $0.23 per share in the third quarter 2000. The company's pro forma net loss for the year 2000 was $75.5 million or $1.33 per share, compared to $53.8 million or $2.09 per share for the year 1999. Total net loss for the fourth quarter was $185.5 million, compared to $28.7 million for the fourth quarter 1999 and $28.6 million for the third quarter 2000. Total net loss for 2000 was $262.0 million.

During the fourth quarter 2000, Network Commerce incurred $16.8 million in restructuring charges stemming primarily from the closing of certain business units. In addition, the company recognized a $124.5 million impairment charge in the fourth quarter 2000 relating to certain acquired intangible assets and goodwill from business acquisitions, cost-basis investments and marketable equity securities.

Pro forma figures exclude the effects of restructuring and impairment charges and non-cash charges relating to the amortization of intangible assets, stock-based compensation and deferred income tax benefits.

As of December 31, 2000, Network Commerce had $49.9 million in cash, cash equivalents and short-term investments, compared to $87.1 million in the third quarter of 2000. The company expects to have approximately $12 million to $14 million in cash, cash equivalents and short-term investments as of June 30, 2001, and to have approximately $8 million to $10 million in cash, cash equivalents and short-term investments as of December 31, 2001, the same quarter in which the company expects to be cash flow positive. The company currently expects to be profitable, on a pro forma basis consistent with current reporting, in the third quarter 2001.

As of December 31, 2000, Network Commerce was out of compliance with working capital covenants under its bank credit agreement. The lender has waived the company's obligation to comply with those financial covenants for the period ended December 31, 2000, but has re-instituted existing working capital covenants going forward. The company is now in the process of renegotiating certain provisions of the agreement. The violation of debt covenants and the historical results of operations have led auditors to inform the company that they expect to issue a going concern opinion in the company's annual report if facts and circumstances do not change.

2001 Guidance

Going forward, Network Commerce will report financial results based on two business segments: Technology Infrastructure and Services, and The Portal Group. Technology Infrastructure & Services consists of domain name registration services, hosting services, commerce services, business services, and one-to-one marketing services. The company derives revenue from Technology Infrastructure and Services through domain registration fees, hosting fees, transaction fees, licensing fees and marketing fees. The Portal Group consists of online sites and portals. Revenue from The Portal Group is derived from transaction fees, marketing fees and licensing fees. For the year 2001, Technology Infrastructure and Services is expected to account for approximately 45% of the company's revenue, and The Portal Group is expected to account for approximately 55% of the company's revenue.

Network Commerce expects to generate revenue between $80 and $90 million in 2001. Revenue for the first quarter 2001 is expected to be approximately $15 million to $17 million, of which approximately 40% is expected to come from Technology Infrastructure and Services and approximately 60% is expected to come from The Portal Group. Network Commerce expects revenue to grow to approximately $18 million to $20 million in the second quarter 2001, of which approximately 44% will come from Technology Infrastructure and Services and approximately 56% will come from The Portal Group. Network Commerce is focused on growing the Technology Infrastructure and Services group as a percentage of total revenue.

Gross margins for 2001 are anticipated to be between 70% and 80%. The company expects to achieve these higher margins by focusing on its high margin businesses and the discontinuation of low margin businesses.

The company also expects a substantial reduction in operating costs in 2001, resulting from previously announced staff reductions, the closing of unprofitable business units, reductions of capital expenditures, lower marketing expenses, a reduction in ongoing depreciation expense, and other cost-cutting measures. These adjustments include an approximate $23 million savings in marketing expense, a $13 million savings in salary expense and approximately $12 million in savings in other expenses resulting in a reduction of approximately $50 million in operating expenses for the year. Pro forma net loss for 2001 is expected to be in the range of $20 million to $25 million, as compared to a pro forma net loss of $75.5 million in 2000.

Network Commerce currently expects to reach pro forma profitability in Q3 2001, and to be cash flow positive in Q4 2001.

Network Commerce Inc. will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today to discuss its fourth quarter and fiscal year 2000 results. The call will feature remarks by Chairman and Chief Executive Officer Dwayne Walker, and Vice President of Finance and Interim Chief Financial Officer Stephen Smith. A live broadcast of the conference call may be heard by dialing 1-800-670-3544 or via Web cast in the Investor Relations section of the corporate Web site at www.networkcommerce.com. A 48-hour replay will also be available following the conclusion of the call. To access the replay, please call 1-800-633-8284 and use reservation #17368825. In addition, the call will be archived in the Investor Relations section of the corporate Web site.

About Network Commerce Inc.

Established in 1994, Network Commerce Inc. (http://www.networkcommerce.com) is the global technology infrastructure and services company. Network Commerce provides a comprehensive technology and services platform including domain registration services, hosting services, commerce services, business services, one-to-one marketing services, wireless technology, and online marketplaces. Network Commerce's technology and services platform operates on the infrastructure of four data centers, over 500 servers, and bandwidth of 400 megabits per second. Network Commerce is headquartered in Seattle.

Forward Looking Statements:

Certain statements in this announcement contain "forward-looking statements" within the meaning of the Securities Act of 1933 as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, without limitation, the company's guidance and expectations concerning its financial performance in fiscal year 2001, the dates at which it expects to become profitable or cash flow positive, and statements regarding planned restructuring and the cost savings expected therefrom. These statements are not guaranties of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement. Factors that could affect Network Commerce's actual results include, among others, the factors described in Network Commerce's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, the company defaulting on its convertible debt; the company's inability to restructure its debt, possible delisting from Nasdaq, a downturn in the Internet sector, bad debts from customers, and the possible going concern opinion from auditors. Network Commerce Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Press Contact:

Rita Brautigam, Network Commerce Inc., (206) 223-1996, ritab@networkcommerce.com

Investor Relations Contacts:

Stephen Smith, Network Commerce Inc., (877) 430-0131, ir@networkcommerce.com
Elise Spencer, Network Commerce Inc., (877) 430-0131, ir@networkcommerce.com

(Financial Tables to Follow)

Network Commerce Inc.
Pro Forma Condensed Consolidated Statements of Operations(A)
(in thousands, except share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2000	1999	2000	1999
Revenues	$27,075	$13,418	$106,121	$27,032
Cost of revenues	15,555	7,835	53,978	16,139

Gross profit	11,520	5,583	52,143	10,893

Operating expenses:
Sales and marketing	25,272	21,527	95,518	52,186
Research and development	8,117	3,518	24,187	8,875
General and administration	3,894	2,849	13,978	6,406

Total operating expenses	37,283	27,894	133,683	67,467

Loss from operations	(25,763)	(22,311)	(81,540)	(56,574)
Other income (expense), net	445	3,353	6,083	2,751

Net loss	$(25,318)	$(18,958)	$(75,457)	$(53,823)

Pro forma basic and diluted net loss per share (B)	$(0.40)	$(0.51)	$(1.33)	$(2.09)

Shares used in computing pro forma basic and diluted net loss per share (B)	63,468,376	37,313,691	56,860,709	25,754,882

(A)
These pro forma condensed consolidated statements of operations exclude amortization of intangible assets, stock-based compensation, debt accretion, impairment and restructuring charges, deferred income tax benefits and other non-recurring charges, which are summarized in the following table. These financial statements do not purport to be financial statements prepared in accordance with Generally Accepted Accounting Principles (GAAP). The following table reconciles the pro forma net loss amounts shown above to net loss in accordance with GAAP for all periods presented.

(B)
Shares used to compute pro forma basic and diluted net loss per share include convertible preferred stock using the "if converted" method.

Network Commerce Inc.
Reconciliation of Pro Forma Consolidated Statements of Operations
(in thousands, except share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2000	1999	2000	1999
Pro forma gross profit	$11,520	$5,583	$52,143	$10,893
Other non-recurring charge (C)	—	—	(5,320)	—

Gross profit	11,520	5,583	46,823	10,893
Pro forma operating expenses	(37,283)	(27,894)	(133,683)	(67,467)
Other income (expense), net	445	3,353	6,083	2,751
Reconciling items:
Amortization of intangible assets	(24,882)	(5,071)	(80,515)	(8,805)
Stock-based compensation	(1,590)	(4,669)	(6,216)	(7,216)
Accretion of convertible note payable (D)	(2,430)	—	(2,430)	—
Impairment of certain intangible assets, marketable equity securites and cost-basis investments (E)	(124,519)	—	(124,519)	—
Restructuring charges (F)	(16,774)	—	(16,774)	—
Net loss from Buysoftware.com	—	—	—	(4,599)
Other non-recurring charge (C)	—	—	—	(1,500)
Income tax benefit	9,975	—	49,205	—

Net loss	$(185,538)	$(28,698)	$(262,026)	$(75,943)

Pro forma basic and diluted net loss per share (B)	$(2.92)	$(0.77)	$(4.61)	$(2.95)

Shares used in computing pro forma basic and diluted net loss per share (B)	63,468,376	37,313,691	56,860,709	25,754,882

(C)
Other non-recurring charge during the third quarter 2000 relates to a one-time charge from ceasing a business activity with Inktomi, Inc. There were no cash outflows during the third quarter from this charge. Revenues from this activity were less than one percent of our revenues for the third quarter 2000. The non-recurring charge incurred during the third quarter of 1999 relates to the settlement of a dispute with a third party.

(D)
Accretion of the Company's convertible promissory note is a non-cash charge that is included in interest expense in the Company's GAAP consolidated statement of operations but has been excluded for pro forma reporting purposes.

(E)
During the fourth quarter of 2000, the Company incurred $124.5 million of impairment charges relating to the following items: 1) $23.7 million from impairment of marketable equity securities; 2) $8.6 from impairment of cost-basis investments; and 3) $94.7 million of intangible assets and goodwill relating to certain business acquisitions that were deemed to be either partially or fully impaired as of December 31, 2000.

(F)
Restructuring charges incurred during the fourth quarter of 2000 include write-offs of tenant improvements, fixed assets, and software and related support technologies for business units that have been or will be shut down under the Company's fourth quarter 2000 restructuring plan.

Network Commerce Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	December 31,
	2000	1999
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$49,906	$62,832
Investments in marketable equity securities	431	30,884
Accounts receivable, net	21,011	6,591
Unbilled services, prepaids and other	24,027	7,661

Total current assets	95,375	107,968
Property and equipment, net	22,580	19,385
Goodwill and other intangible assets, net	135,628	128,573
Other assets, net	34,854	18,248

Total assets	$288,437	$274,174

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$37,080	$17,108
Current portion of long-term debt	25,471	8,565
Customer deposits and deferred revenue	25,410	7,980

Total current liabilities	87,961	33,653
Long-term debt, less current portion	1,067	5,409
Put warrant liability	—	1,388
Deferred revenues	3,703	—
Deferred tax liabilities	—	4,511
Shareholders' equity	195,706	229,213

Total liabilities and shareholders' equity	$288,437	$274,174

Network Commerce Inc.
Metrics

	Q4 FY 2000	Q3 FY 2000	Q4 FY 1999
Financial Data(1)
Total Revenue	$27,075,000	$33,443,000	$13,418,000
Pro Forma Gross Profit	$11,520,000	$18,252,000	$5,583,000
Pro Forma Gross Margin	43%	55%	42%
Pro Forma EPS	$(0.40)	$(0.23)	$(0.51)

Network Commerce Network
Total Network Commerce Network Visits	180,254,324	106,703,740	21,461,497
Total Network Commerce Bandwidth Capacity (Megabits/Second)	400	400	100

Network Commerce Consumer Network
Total Number of Premier Merchants(2)	80	118	68
Premier Merchants Paying more than $100,000 per Month	18	26	0
Quarterly Recognized Revenue from Premier Merchants	$11,630,000	$14,494,000	$2,379,000
Average Quarterly Revenue per Premier Merchant	$145,375	$122,831	$34,991

Network Commerce Business Network
Total Number of Business Network Businesses	1,077,000	1,025,000	—
Total Number of Businesses Utilizing our Technology Platform	325,000	232,000	18,300

Efficiency Metrics
Salary Expense as a % of Revenue	45%	34%	60%
Marketing Expense as a % of Revenue	31%	32%	88%
Average Quarterly Revenue Per Employee(3)	$42,537	$50,633	$33,295

(1)
Pro forma amounts exclude the effects of non-recurring charges and non-cash charges relating to amortization of intangible assets, stock based compensation, and deferred income tax benefits. Pro forma gross profit for the third quarter 2000 excludes a one-time charge from ceasing a business activity with Inktomi, Inc. Refer to RECONCILIATION OF PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION for financial data in accordance with Generally Accepted Accounting Principles.

(2)
Premier Merchants include those merchants that contribute greater than $10,000 of revenue per month.

(3)
Calculated based upon the average number of employees during the quarter.

Network Commerce Inc.
Fiscal Year 2001 Guidance

Network Commerce Customers

	Q1 2001 (E)	Q2 2001 (E)	FY 2001 (E)
Technology Infrastructure and Services
Domain Registration Services	744,300	973,800	1,761,300
Commerce, Hosting and Business Services	262,000	307,000	464,600
One-to-one Marketing Services	8,593,400	10,281,700	15,218,900
Total Active Customers	9,599,700	11,562,500	17,444,800
The Portal Group
Registered Portal Customers	9,155,000	12,538,000	21,199,000

FY 2001 Expected Financial Results

	Q1 2001 (E)	Q2 2001 (E)	FY 2001 (E)
Revenue	$15 million to $17 million	$18 million to $20 million	$80 million to $90 million
Gross Margin	68% to 70%	70% to 72%	70% to 80%
Pro Forma Operating Loss (*)	$16 million to $19 million	$6 million to $9 million	$20 million to $25 million

(*)
Pro forma figures exclude the effects of restructuring and impairment charges and non-cash charges relating to the amortization of intangible assets, stock-based compensation and deferred income tax benefits.

  Network Commerce currently expects to reach pro forma profitability in Q3 2001, and to be cash flow positive in Q4 2001.

Revenue Breakout

	Q1 2001 (E)	Q2 2001 (E)	FY 2001 (E)
Technology Infrastructure and Services (**)
Domain Registration Services	46%	47%	48%
Commerce, Hosting and Business Services	31%	24%	25%
One-to-one Marketing Services	23%	29%	27%
Total	100%	100%	100%
The Portal Group (**)
Customer Acquisition Services	100%	100%	100%

(**)
Technology Infrastructure and Services will comprise approximately 45% of revenue for the year 2001 and The Portal Group will comprise approximately 55% of revenue for the year 2001.

Forward Looking Statements:

Certain statements in this announcement contain "forward-looking statements" within the meaning of the Securities Act of 1933 as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, without limitation, the company's guidance and expectations concerning its financial performance in fiscal year 2001, the dates at which it expects to become profitable or cash flow positive, and statements regarding planned restructuring and the cost savings expected therefrom. These statements are not guaranties of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement. Factors that could affect Network Commerce's actual results include, among others, the factors described in Network Commerce's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, the company defaulting on its convertible debt; the company's inability to restructure its debt, possible delisting from Nasdaq, a downturn in the Internet sector, bad debts from customers, and the possible going concern opinion from auditors. Network Commerce Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

QuickLinks

NETWORK COMMERCE REPORTS Q4 AND YEAR-END 2000 RESULTS AND PROVIDES GUIDANCE FOR 2001
Network Commerce reported $106 million in revenue in 2000 Company reported revenue of $27.1 million for Q4 2000
Network Commerce Inc. Pro Forma Condensed Consolidated Statements of Operations(A) (in thousands, except share data) (unaudited)
Network Commerce Inc. Reconciliation of Pro Forma Consolidated Statements of Operations (in thousands, except share data) (unaudited)
Network Commerce Inc. Condensed Consolidated Balance Sheets (in thousands, except share data) (unaudited)
Network Commerce Inc. Metrics
Network Commerce Inc. Fiscal Year 2001 Guidance